EXHIBIT 10.1

Sino Fibre Communications, Inc.

2008 Stock Incentive Plan

SINO FIBRE COMMUNICATIONS, INC.
2008 STOCK INCENTIVE PLAN

1.           ESTABLISHMENT, PURPOSE, AND DURATION

1.1           Establishment of Plan.  Sino Fibre Communications, Inc., a Nevada corporation (the “Company”), hereby adopts the “Sino Fibre Communications, Inc. 2008 Stock Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document.

1.2           Purpose.  The purpose of this Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders.

1.3           Duration of Plan.  This Plan shall remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Section 12 hereof, until the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

2.           DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1           “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Awards or Performance Awards.

2.2           “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3           “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5           “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

(a)           If, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were Directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

(b)           if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the shareholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

(c)           if any Person becomes, after the date this Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

(d)           the dissolution or liquidation of the Company is approved by its shareholders; or

(e)           if the members of the Board as of the date this Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s s, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

2.6           “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7           “Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer this Plan. The full Board of Directors, in its discretion, may act as the Committee under this Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to Non-Employee Directors. To the extent permitted by law, the Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in this Plan. In the event of a delegation to one or more members of the Committee or an officer, the term “Committee” as used herein shall include the member or members of the Committee or officer with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of this Plan.

2.8           “Company” means Sino Fibre Communications, Inc., a Nevada corporation and any successor thereto as provided in Section 14 hereof.

2.9           “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company to render services, including but not limited to advisory or consulting services, to the Company.

2.10           “Continuous Service” means the uninterrupted provision of services to the Company in any capacity of Employee, Director or Consultant.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

2.11           “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.12           “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under this Plan.

2.13           “Disability” shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.14           “Effective Date” shall have the meaning ascribed to such term in Section 12 hereof.

2.15           “Eligible Persons” means each officer, Director, Employee, and Consultant to the Company.  An Employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan.

2.16           “Employee” means any employee of the Company.

2.17           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18           “Fair Market Value” as of any date and in respect of any Share means (i) if the Shares are listed on a national exchange, the closing price per Share of the Company’s Shares on such stock exchange on such date, provided at least one sale of Shares took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur, or (ii) if the Shares are not listed on a national exchange, the last reported sale price per Share in the over-the-counter market on such date, as reported by the Financial Industry Regulatory Authority’s OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market, or (iii) if the Shares are not publicly traded, then the value as determined by the Committee in good faith.

2.19           “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.20           “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.21           “Key Employee” shall mean an individual as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of the Company.

2.22           “Non-Employee Director” shall mean any Director who is not an employee of the Company or a member of the immediate family of an employee of the Company.

2.23           “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.24           “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25           “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26           “Participant” means each Eligible Person who has been selected to receive an Award or who has an outstanding Award granted under this Plan.

2.27           “Performance Awards” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 8.

2.28           “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.29           “Performance Shares” means any grant pursuant to Section 8 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.30           “Performance Units” means any grant pursuant to Section 8 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.31           “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.32           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Section 7 hereof.

2.33           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.34           “Restricted Stock” means a Stock Award granted to a Participant that is subject to conditions established by the Board or the Committee as set forth in the Restricted Stock Award Agreement, which may include, but are not limited to, Continuous Service with the Company, achievement of specific business objectives and other measurements of Company performance.

2.35           “Retirement” means termination of a Participant’s employment with the Company if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company, provided that the Participant does not continue in the employment of the Company.

2.36           “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

2.37           “Shares” means shares of the Company’s common stock, par value $0.001 per share.

2.38           “Stock Awards” means a grant of Restricted Stock or other Shares to a Participant pursuant to Section 7.

2.39           “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns or is treated as owning under the applicable Treasury Regulations, Shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company, within the meaning of Code Section 422.

3.           ADMINISTRATION

3.1            General.  Subject to the terms and conditions of this Plan, this Plan shall be administered by the Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  The Committee shall have the authority to delegate administrative duties to officers of the Company.  For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are “outside directors”, as that term is defined in Code Section 162(m) and the regulations thereunder.

3.2           Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Eligible Persons who shall be offered the opportunity to participate in this Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with this Plan; construe and interpret this Plan and any agreement or instrument entered into under this Plan; establish, amend, or waive rules and regulations for this Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in this Plan.  Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of this Plan.  As permitted by law and the terms of this Plan, the Committee may delegate its authority herein to officers of the Company.  No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any Award granted hereunder.

3.3           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

4.           SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

4.1           Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under this Plan shall Four million shares (4,000,000).  Any Shares covered by an Award (or portion of an Award) granted under this Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.  Shares may be authorized, unissued shares or Treasury shares.  The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.  The maximum aggregate number of Shares that may be granted pursuant to Awards granted in any one fiscal year to any one Participant shall be two million shares (2,000,000).

4.2           Adjustments in Authorized Shares.  Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, a proportionate adjustment shall be made in: (i) the number and class of Shares reserved for issuance to Participants under the Plan, (ii) the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and (iii) the Award limits set forth in Section 4.1, shall be proportionately adjusted in such manner as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time in effect.

5.           ELIGIBILITY AND PARTICIPATION

5.1           Eligibility.  Awards may be granted under the Plan only to Eligible Persons.

5.2           Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that only Employees of the Company, shall be Eligible Persons for purposes of receiving any Incentive Stock Options.

6.           STOCK OPTIONS

6.1           Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

6.3           Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of the grant of the Option.  The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted.  If an ISO is granted to a Ten Percent Shareholder the Option Price shall be at least 110 percent of the Fair Market Value of the stock subject to the ISO.

6.4           Duration of Options. Except as otherwise provided in this Plan, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an ISO must expire no later than the tenth (10th) anniversary of the date the ISO was granted.  However, in the case of an ISO granted to a Ten Percent Shareholder, the ISO by its terms shall not be exercisable after the expiration of five (5) years from the date such ISO is granted.

6.5           Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6           Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion.  Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation.  No fractional shares may be tendered or accepted in payment of the Option Price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7           Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8           Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under this Plan or any other ISO plan of the Company to purchase Shares as to which the aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000.  To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.           STOCK AWARDS

7.1 Grant of Stock Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Stock Awards to Participants in such amounts as the Committee shall determine. All or any part of any Stock Award may, but need not be, Restricted Stock.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

7.3 Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

7.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates until such time as all conditions and/or restrictions applicable to such Restricted Stock have been satisfied, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

8.           PERFORMANCE AWARDS AND PERFORMANCE MEASURES

8.1           Grant of Performance Awards. Subject to the terms of the Plan, Performance Units and/or Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2         Award Agreement. At the Committee’s discretion, each grant of Performance Units and/or Performance Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

8.3         Value of Performance Awards. Each Performance Units and/or Performance Shares Award shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participant.  For purposes of this Section 8, the time period during which the performance goals must be met shall be the “Performance Period” as described   below in Section 8.8.

8.4         Earning of Performance Units/Shares Awards.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares Awards shall be entitled to receive a payout based on the number and value of Performance Units and/or Performance Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.5         Form and Timing of Payment of Performance Awards.  Payment of earned Performance Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued.  No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.  Unless otherwise provided by the Committee, Participants holding Performance Units and/or Performance Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Units and/or Performance Shares.  Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.6 hereof, as determined by the Committee.

8.6         Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Units and/or Performance Shares Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8.7           Performance Criteria.  If a Performance Award is designed to qualify for the Performance-Based Exception and subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following performance measures for the Company shall be used by the Committee in establishing performance goals for such Awards:

(a)           Earnings per share;

(b)           Net income (before or after taxes);

(c)           Cash flow (including, but not limited to, operating cash flow and free cash flow);

(d)           Gross revenues;

(e)           Gross margins;

(f)           EBITDA;

(g)           Any of the above measures compared to peer or other companies;

(h)           Scientific milestones and objectives;

(i)           Cost containment goals; and

(j)           Achievement of other business objectives

Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.  The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.  If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

8.8           Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

8.9           Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

9.           RIGHTS OF PARTICIPANTS

9.1 Employment. Nothing in this Plan shall confer upon any Participant any right to continue as an Employee, Director or.6 or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

9.2       Participation. No Eligible Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.3       Rights as a Shareholder. Except as provided in Sections 7.5, 7.6 and 8.5 or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

10.         TERMINATION OF EMPLOYMENT/DIRECTORSHIP/CONSULTANCY

10.1           Termination of Service.

Upon termination of the Participant’s employment, directorship or provision of services to the Company for any reason other than Retirement, Disability or death, an Award granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination.  All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination (other than a termination by reason of Retirement, Disability or death) shall terminate and be forfeited immediately on the date of termination.  If the employment or directorship of a Participant terminates by reason of the Participant’s Retirement, Disability or death, all Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of a Participant’s Disability or death shall shall terminate and be forfeited immediately on the date of termination.  If the employment or directorship of a Participant terminates by reason of the Participant’s Retirement, Disability or death, the Participant (or, if appropriate, the Participant’s legal representative or permitted transferee) may exercise such Participant’s rights under any outstanding Award at any time on or prior to the original expiration date of the Award; provided, however, that if an Award is an ISO, the Participant (or, if appropriate, the Participant’s legal representative or permitted transferee) may exercise such Participant’s rights under any outstanding Award at any time on or prior to the earlier of (i) the original expiration date of the Award or (ii) (A) in the case of Retirement, the expiration of three (3) months after the date of termination or (B) in the case of Disability or death, the first anniversary of the date of termination.

For purposes of this Section, a “termination” includes an event which causes a Participant to lose his eligibility to participate in this Plan.  In the case of a Consultant, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide services to the Company.  In the case of a Non-Employee Director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company.

Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of a particular Participant’s service as an Employee, Director or Consultant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document.

10.2           Leave of Absence.  Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of this Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule.

10.3           Unexercised Awards.  An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

11.         CHANGE IN CONTROL

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)           elect to terminate Options in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option has vested exceeds the exercise price with respect to such Shares;

(b)           elect to terminate Options provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option is terminated;

(c)           permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)           amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)           implement any combination of the foregoing.

 12.        PLAN EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION

12.1           Plan Effective Date and Shareholder Approval.  The Plan’s effective date shall be the date on which the Plan is adopted and approved by the Board (the “Effective Date”) so long as within twelve (12) months of its adoption and approval by the Board, the Plan is approved by the shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. If the Company fails to obtain shareholder approval of the Plan within twelve (12) months after the date this Plan is adopted by the Board, pursuant to Section 422 of the Code, any Option granted as an ISO at any time under the Plan will not qualify as an ISO within the meaning of the Code and will be deemed to be a NQSO.

12.2           Amendment, Modification, and Termination. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under such Award.  Notwithstanding anything to the contrary, the Board shall be authorized to amend any outstanding Option to reduce the exercise price or grant price without the prior approval of the shareholders of the Company.  In addition, the Board shall be authorized to cancel outstanding Options replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

13.         WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.  The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Section 13 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options, and (ii) the expiration of the Period of Restriction in the case of Restricted Stock.  Any election made under this Section 13 may be disapproved by the Committee at any time in its sole discretion.  If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

14.         SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

15.           GENERAL PROVISIONS

15.1           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2           Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3           Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.4           Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board.  To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

15.5           Registration. The Company shall use reasonable endeavors to register Shares issued pursuant to Awards under the Securities Act on Form S-8 or other suitable Form and to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

15.6           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.7           No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company, and accordingly, subject to Section 12.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

15.8           Noncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

15.9           Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.10                      Governing Law; Participants in Foreign Countries. This Plan and each Award Agreement shall be governed by the laws of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Los Angeles, California, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

15.11                      Compliance with Code Section 409A. No Award that is subject to Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  Notwithstanding any provision in this Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

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